UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Tuesday, January 13, 2015, at 11:30 a.m. Pacific time, the Company’s management will give a presentation followed by a question and answer session at the 33rd Annual J.P. Morgan Healthcare Conference in San Francisco, California. During the presentation, the Company will present and webcast certain slides, and will address such issues as the revenue expected to be recognized in fiscal year 2014 in connection with the Affordable Care Act annual fee, and preliminary enrollment growth expected in the first quarter of 2015. A copy of the Company’s complete slide presentation is included as Exhibit 99.1 to this report. The live broadcast will be available under the Investors section of the Company’s website, www.molinahealthcare.com. An audio and slide replay of the Company’s presentation will also be available for 30 days from the date of the presentation on the Company’s website.

The information in this Form 8-K current report and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Slide presentation in connection with the Company’s presentation at the 33rd Annual J.P. Morgan Healthcare Conference on January 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 13, 2015	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation in connection with the Company’s presentation at the 33rd Annual J.P. Morgan Healthcare Conference on January 13, 2015.